UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 15, 2018, LyondellBasell Industries N.V. (“LYB”), LYB Americas Holdco Inc., a wholly owned subsidiary of LYB (“Merger Sub”), and A. Schulman, Inc. (“Schulman”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Schulman (the “Merger”), with Schulman as the surviving entity. As a result of the Merger, Schulman will become a wholly owned subsidiary of LYB.

Upon consummation of the transactions contemplated by the Merger Agreement (the “Effective Time”), each share of common stock, par value $1.00 per share, of Schulman (“Schulman Common Stock”) issued and outstanding immediately prior to the Effective Time will be canceled and automatically converted into the right to receive (i) $42.00 in cash, without interest and subject to any applicable withholding taxes (the “Per-Share Amount”), and (ii) one contractual contingent value right (the “CVR”), which represents the right to receive a portion of the net proceeds, if any, resulting from certain litigation relating to the acquisition by Schulman of HGGC Citadel Plastics Holdings, Inc.

Pursuant to the Merger Agreement, each Schulman stock option, restricted stock unit, performance stock unit and restricted share, whether vested or unvested, in each case, that is outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash equal to the Per-Share Amount (or, in the case of Schulman stock options, the excess of the Per-Share Amount over the per-share exercise price for such stock options) for each share of Schulman Common Stock underlying the award, plus one CVR for each share of Schulman Common Stock underlying the award. Each Schulman performance stock unit, restricted stock unit and restricted share that is subject in whole or in part to performance conditions will be deemed to have vested at target achievement levels.

Consummation of the Merger is subject to customary conditions, including: (a) absence of any applicable restraining order or injunction prohibiting the Merger, (b) the approval by Schulman’s shareholders; (c) obtaining antitrust and other regulatory approvals in the United States and certain other jurisdictions; (d) receipt of CFIUS approval, (e) accuracy of certain representations and warranties of each party, subject to specified materiality qualifiers; (f) performance in all material respects by each party of its covenants; (g) the delivery of an officer’s closing certificate by both parties; and (h) in the case of LYB’s obligations to complete the Merger, there not having been any “material adverse effect” on Schulman.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants: (a) that each of the parties use its reasonable best efforts to cause the Merger to be consummated, (b) that require LYB and Schulman to take actions that may be required in order to obtain required antitrust approvals and (c) that require Schulman (i) subject to certain restrictions, to operate its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time, (ii) not to initiate, solicit or knowingly facilitate or encourage the making of any inquiries or proposals relating to alternate transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto, and (iii) to convene a meeting of Schulman’s shareholders and to solicit proxies from its shareholders in favor of the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the board of directors of Schulman or a termination of the Merger Agreement by Schulman to enter into an agreement for a “superior proposal,” Schulman will pay LYB a cash termination fee of $50 million.

The Merger Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about LYB, Merger Sub, Schulman or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. LYB’s shareholders, Schulman’s shareholders and other investors should not rely on the representations, warranties and covenants contained in the Merger Agreement or any description thereof as characterizations of the actual state of facts or condition of LYB, Schulman, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by LYB. Investors should read the Merger Agreement together with the other information concerning LYB and Schulman that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission.

Contingent Value Rights Agreement

At or immediately prior to the closing date as specified in the Merger Agreement, LYB, Schulman, certain CVR committee members and a paying agent mutually acceptable to LYB and Schulman will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), which will govern the terms of the CVRs. Each CVR represents the right to receive contingent cash payments from proceeds, if any and subject to certain adjustments and deductions as described in the CVR Agreement, from certain litigation involving Schulman and related governmental investigations. The CVRs will not represent an equity or ownership interest in LYB, any constituent party to the Merger or any of their affiliates.

In order to fund the pursuit of claims and satisfy certain customer claims, Schulman will, simultaneously with the entry into the CVR Agreement, deposit into an escrow account (the “Escrow Account”) $15 million, subject to certain adjustments resulting from expenses incurred or litigation proceeds received between the execution date of the Merger Agreement and the execution date of the CVR Agreement. Neither LYB nor Schulman will have any additional funding obligations under the CVR Agreement other than making the deposit into the Escrow Account.

A CVR committee will control the management and disposition of the litigation and related governmental investigations, including with respect to the prosecution, negotiation and settlement of claims. The committee will be comprised of one member representing the CVR holders, one member representing LYB and one independent member.

Any proceeds received in respect of the litigation will be deposited into the Escrow Account. The first $38.5 million of litigation proceeds (less customer claims and expenses) will be paid to the CVR holders; thereafter, 85% of the remaining proceeds will be paid to the CVR holders and 15% to Schulman. An interim CVR payment will only be made to the extent an amount equal to at least $15 million remains in the Escrow Account.

The foregoing summary of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the form of CVR Agreement, which are attached to this report as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Cautionary Note Regarding Forward-looking Statements

The statements in this communication relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to achieve expected cost savings and other synergies; our ability to successfully execute projects and growth strategies; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and service our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2016, which can be found at www.lyondellbasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov.

Additionally, this communication includes forward-looking statements relating to the proposed merger between LYB and A. Schulman, Inc. (“Schulman”), including financial estimates and statements as to the expected timing, completion and effects of the proposed merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of LYB and Schulman and are subject to significant risks and uncertainties outside of our control. Actual results could differ materially based on factors including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the risk that Schulman shareholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, failure to realize the benefits expected from the proposed merger and the effect of the announcement of the proposed merger on the ability of LYB and Schulman to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in LYB’s and Schulman’s filings with the Securities and Exchange Commission. Neither LYB nor Schulman is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between LYB and Schulman. In connection with the proposed transaction, Schulman plans to file a proxy statement with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF SCHULMAN ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT SCHULMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Schulman at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from Schulman’s website, aschulman.com, under the heading “Investors” or by contacting Schulman’s Investor Relations at 330-668-7346 or jennifer.beeman@aschulman.com.

Participants in the Solicitation

LYB, Schulman, their directors, executive officers and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding LYB’s directors and executive officers is available in its proxy statement filed with the SEC on April 6, 2017. Information regarding Schulman’s directors and executive officers is available in its proxy statement filed with the SEC on October 27, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Item 7.01	Regulation FD Disclosure.

On February 15, 2018, LYB and Schulman issued a joint press release announcing that it has entered into the Merger Agreement. LYB is filing a copy of the press release as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 15, 2018, among LyondellBasell Industries N.V., LYB Americas Holdco Inc., and A. Schulman, Inc.

10.1	Form of the Contingent Value Rights Agreement, among A. Schulman, Inc., LyondellBasell Industries N.V., members of the committee and a paying agent to be specified.

99.1	Press Release, dated February 15, 2018, jointly issued by LyondellBasell Industries N.V. and A. Schulman, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: February 15, 2018
	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President